===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12
                            Photoelectron Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

      NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
                                      OF
                           PHOTOELECTRON CORPORATION

                                  TO BE HELD
                                 June 14, 2002

To the Stockholders of Photoelectron Corporation:

   We are pleased to notify you that the Special Meeting in lieu of Annual Meeting of Stockholders (the "Meeting") of Photoelectron Corporation (the "Company") will be held at the offices of the Company located at 5 Forbes Road, Lexington, Massachusetts 02421, on Friday, June 14, 2002 at 11:00 a.m., for the purpose of considering and acting upon the following matters, all as described in the accompanying Proxy Statement:

      1) To elect a Board of four Directors to hold office until the next annual meeting and until the election and qualification of their respective successors;

      2) To approve an amendment to the Company's 1996 Equity Incentive Plan to increase the number of shares of the Company's common stock reserved for issuance under the plan from 1,041,775 to 1,341,775;

      3) To approve an amendment to the Company's Articles of Organization to increase the number of authorized shares of common stock from 20,000,000 to 25,000,000;

      4) To approve of the designation of Arthur Andersen LLP to audit the books, records and accounts of the Company; and

      5) To consider and act upon all other matters which may properly come before the Meeting or any adjournment thereof.

   The Board of Directors has set the close of business on Tuesday, April 16, 2002, as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof, and only stockholders of record on that date shall be entitled to notice of and to vote at said Meeting.

   Your proxy card is enclosed. You are cordially invited to attend the Meeting. If you do not expect to be present and wish your shares to be voted, you are requested to fill in, date, sign, and mail the enclosed Proxy promptly. A return envelope with prepaid postage if mailed in the United States is enclosed for your convenience. If you attend the Meeting, your Proxy will be returned to you upon request to the Clerk.

                                          By order of the Board of Directors,

                                          /s/ William O. Flannery
[LOGO] PeC

                                          William O. Flannery, Esq.
                                          Clerk

Lexington, Massachusetts
April 26, 2002

PHOTOELECTRON CORPORATION
5 Forbes Road
Lexington, MA 02421
(781) 861-2069

                           PHOTOELECTRON CORPORATION
                                 5 Forbes Road
                        Lexington, Massachusetts 02421
                                (781) 861-2069

                               -----------------

                          SPECIAL MEETING IN LIEU OF
                        ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 14, 2002

                                PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Photoelectron Corporation (the "Company") of proxies for use at the Special Meeting in lieu of Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the offices of the Company located at 5 Forbes Road, Lexington, Massachusetts 02421 on Friday June 14, 2002 at 11:00 a.m. and at any adjournment thereof. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about April 26, 2002.

   Unless contrary instructions are indicated on the proxy, all valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for Director named herein, FOR the approval of an amendment to the Company's 1996 Equity Incentive Plan to increase the number of shares of the Company's common stock reserved for issuance under the plan from 1,041,775 to 1,341,775, FOR the approval of an amendment to the Company's Articles of Organization to increase the number of authorized shares of common stock from 20,000,000 to 25,000,000, and FOR the approval of the designation of Arthur Andersen LLP to audit the books, records and accounts of the Company. If a stockholder specifies a different choice on the proxy, such stockholder's shares of common stock will be voted in accordance with such specifications.

   Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Clerk of the Company an instrument revoking it, by presenting an executed proxy bearing a later date at the Meeting, or by attending the Meeting and voting in person.

   The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, email, facsimile and/or telegram by Directors, officers and employees of the Company, without additional compensation for such solicitation activities. Arrangements will be made by the Company with its transfer agent, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219, to forward solicitation material to the beneficial owners of the shares held of record. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's common stock held in their respective names.

   Copies of the 2001 Annual Report of the Company are being mailed to stockholders together with this Proxy Statement.

                               VOTING SECURITIES

   At April 5, 2002, there were 9,980,709 shares of common stock outstanding and no shares of preferred stock outstanding.

   Only stockholders of record at the close of business on April 16, 2002 have the right to receive notice of and to vote at the Meeting and any adjournment thereof. Each share of common stock entitles the holder thereof to one vote. Under the Massachusetts Business Corporation Law, the presence, in person or by proxy, of stockholders holding a majority in interest of the outstanding shares of common stock entitled to vote at the Meeting is necessary to constitute a quorum. Abstentions and broker non-votes are each included for purposes of determining the presence or absence of a sufficient number of shares to constitute a quorum for the transaction of business. With respect to the approval of any particular proposal, abstentions and broker non-votes are not counted in determining the number of votes cast.

Proposal I.  Election of Directors

   It is intended that, unless otherwise indicated thereon, the proxies received will be voted in favor of the election of the four persons named below to serve as Directors until the next annual meeting of stockholders and until their successors shall be elected and qualified. Although it is expected that each of the nominees will be available for election, if a nominee is not a candidate at the time the election occurs, it is intended that such proxies will be voted for the election of a substitute nominee selected by the Board of Directors, unless the Board chooses to reduce the number of Directors to the number of nominees then available for election. In this event, the proxies would be voted for the reduced number of nominees. The four nominees receiving a plurality of the votes cast by the stockholders represented at the meeting, in person or by proxy, will be elected as Directors of the Company.

   The following table sets forth the name and age (as of the date of the Meeting) of the Directors, their principal occupations at present, the positions and offices, if any, held by each Director with the Company in addition to the position as a Director, and the period during which each has served as a Director of the Company.

                                                                                      First
                                                                                     Elected
       Name         Age             Principal Occupation - Position Held             Director
       ----         ---             ------------------------------------             --------
Peter M. Nomikos... 70  President, Chief Executive Officer and Chairman of the Board
                        of the Company; Managing Director of Nomikos (London)
                        Ltd.                                                           1989
Roger D. Wellington 75  President and Chief Executive Officer of Wellington
                        Associates, Inc.                                               1989
Dr. Leonard Laster. 73  Professor of Medicine and Health Policy, and Chancellor
                        Emeritus, at the University of Massachusetts Medical Center.   2000
Thomas J. Miller... 44  Chairman and Chief Executive Officer, LightLab Imaging LLC     2001

               BACKGROUND OF NOMINEES FOR ELECTION AS DIRECTORS

   Peter M. Nomikos has served as Chairman of the Board of Directors of the Company since its founding in 1989 and has served as President and Chief Executive Officer of the Company since February 2002. Mr. Nomikos also served as President and Treasurer of the Company from its founding in 1989 until he voluntarily resigned from those positions in March 1999. In addition, Mr. Nomikos served as Chief Executive Officer of the Company from its founding until May 2000, when he voluntarily resigned from that position. Mr. Nomikos was co-founder of Thermo Electron Corporation ("Thermo Electron") where he was a director until 1976. For the past 45 years, Mr. Nomikos has resided in London and has been involved in maritime shipping as

Managing Director of Nomikos (London) Ltd. Mr. Nomikos also serves as an advisor of PYC Corporation, the owner of more than 5% of the Company's common stock. PYC Corporation is a Liberian corporation owned by members of Mr. Nomikos's immediate family. Mr. Nomikos received a B.S. in Mechanical Engineering from Princeton University and an MBA from Harvard.

   Roger D. Wellington has served as Director of the Company since its founding in 1989. He also was a member of the Board of Directors of Thermo Electron from 1985 until his retirement from that Board in 2001. Mr. Wellington serves as President and Chief Executive Officer of Wellington Associates, Inc., an international consulting firm which he founded in 1989. He was Chief Executive Officer and President from 1972 until 1988, and Chairman of the Board from 1980 until 1988, of Augat Inc., a manufacturer of components serving the electronic, communications and automotive industries. He also served on the Board of Directors of BBN Corporation from 1982 until it was acquired in 1997 by GTE Corporation where Mr. Wellington had been a Senior Vice President prior to joining Augat Inc. in 1972. He holds a BSE in Mechanical Engineering and an MBA from the University of Michigan. Mr. Wellington is Chairman of the Company's Audit Committee.

   Dr. Leonard Laster has served as a Director of the Company since October 2000. Dr. Laster has been the Distinguished University Professor of Medicine and Health Policy, and Chancellor Emeritus, at the University of Massachusetts Medical Center since 1990. Before that, he served as chancellor of the UMass Medical Center, president of Oregon Health Sciences University, and vice-president of Downstate Medical School, New York. He conducted biomedical research at the National Institute of Health for two decades and was appointed to the President's Office of Science and Technology, 1989-92, where he was an Assistant Director and an Assistant Surgeon General, U.S. Public Health Service. He has served on several corporate boards, including Tektronix, and consulted for various companies on matters related to biomedical research. He is a graduate of Harvard College and Harvard Medical School and trained at Massachusetts General Hospital. Dr. Laster is a member of the Company's Audit Committee.

   Thomas J. Miller has served as a Director of the Company since April 2001. Currently, Mr. Miller is the Chairman and Chief Executive Officer of LightLab Imaging LLC. Prior to joining LightLab Imaging LLC, Mr. Miller was President, Chief Executive Officer and a member of the Board of Directors of Analogic Corporation. Prior to joining Analogic, Mr. Miller was President and Chief Executive Officer of Carl Zeiss, Inc. of Thornwood, New York, and earlier served as Group Vice President, Imaging Systems, for Siemens Medical Systems' North American operations. Mr. Miller received a B.S. in Nuclear Engineering from the University of Massachusetts at Lowell and a S.M. in Medical Radiological Physics from the Joint Program in Health Sciences and Technology of the Massachusetts Institute of Technology and Harvard Medical School. Mr. Miller is a member of the Company's Audit Committee.

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF PETER M. NOMIKOS, ROGER D. WELLINGTON, DR. LEONARD LASTER AND THOMAS J. MILLER AS DIRECTORS.

                        GENERAL INFORMATION RELATING TO
                            THE BOARD OF DIRECTORS

The Board of Directors

   The business and affairs of the Company are managed by the Board of Directors. The Board of Directors held 16 meetings in the fiscal year ended December 29, 2001 and acted by consent in lieu of meetings on four occasions. Each member of the Board of Directors attended all meetings of the Board and all meetings held by all

Committees of the Board on which he served during the fiscal year ended December 29, 2001, except that Mr. Nomikos did not participate in five meetings of the Board due to his interest in a proposed related party transaction under consideration by the Board at those meetings, Dr. Thomson missed two meetings of the Board and Mr. Miller missed five meetings of the Board and one meeting of the Audit Committee. It is anticipated that immediately following the Meeting, the Board of Directors will hold its Annual Meeting of the Board of Directors.

Committees of the Board of Directors

   The Company had no nominating or compensation committees of the Board of Directors or committees performing similar functions during the year ended December 29, 2001.

   The Board of Directors has an Audit Committee, which has general responsibility for supervision of financial controls as well as accounting and audit activities of the Company. The current members of the Audit Committee are Messrs. Laster, Wellington and Miller. The Audit Committee held three meetings during the fiscal year ended December 29, 2001.

Audit Committee Report

   The Audit Committee of the Board of Directors is composed of three independent directors (as independence is defined in Section 121 of the AMEX Listing Standards, Policies and Requirements).

   The Audit Committee reviews the Company's internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of the Company's independent auditors, the scope of annual audits, fees to be paid to the Company's independent auditors and the performance of the Company's independent auditors. The full responsibilities of the Audit Committee are set forth in its Audit Committee Charter, a copy of which is attached hereto as Appendix A. The Audit Committee Charter, which is reviewed and updated annually, was approved by the Board of Directors.

   The Audit Committee reviews the scope of the annual audit by the Company's independent auditors, monitors the Company's internal financial and accounting controls and procedures and recommends to the Board of Directors the appointment of independent auditors. In fulfilling its responsibilities, the Audit Committee:

    . discussed and considered the independence of Arthur Andersen LLP, reviewing as necessary all relationships and services which might bear on Arthur Andersen LLP's objectivity as outside auditor;

    . received written affirmation from Arthur Andersen LLP that it is in fact independent;

    . discussed the overall audit process, receiving and reviewing all reports of Arthur Andersen LLP;

    . involved Arthur Andersen LLP in the Audit Committee's review of the Company's financial statements and related reports with management;

    . provided to Arthur Andersen LLP full access to the Audit Committee and the full Board of Directors to report on all appropriate matters; and

    . discussed with Arthur Andersen LLP all matters required to be reviewed under generally accepted auditing standards.

   The Audit Committee met with selected members of management and Arthur Andersen LLP to review financial statements, including quarterly reports, discussing such matters as the quality of earnings; estimates, reserves and accruals; the suitability of accounting principles; financial reporting decisions; and audit adjustments.

   The Audit Committee recommended to the Board of Directors, subject to stockholder approval, the selection of Arthur Andersen LLP as the Company's outside auditor.

   Based upon its work and the information received in the inquiries outlined above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 29, 2001 for filing with the Securities and Exchange Commission.

   Management is responsible for the Company's financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and may not be, and may not represent themselves to be or serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. The Audit Committee's oversight does not provide them with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent auditors are in fact "independent."

                              The Audit Committee
                               Roger Wellington
                              Dr. Leonard Laster
                               Thomas J. Miller

Compensation of Directors

   Outside Directors of the Company currently receive an annual stipend of $2,500, an annual grant of stock options for 5,000 shares of common stock, a fee of $1,000 per regular or special meeting of the Board of Directors attended in person (together with reimbursement of reasonable travel expenses), a fee of $500 per each such meeting participated in by means of conference telephone arrangements and a fee of $500 per any regular or special meeting of any committee of the Board of Directors, whether attended in person or participated in by conference telephone arrangements (together, in the event not coincident with a meeting of the Board of Directors, with reimbursement of reasonable travel expenses). Directors who are employees of the Company receive no compensation as members of the Board of Directors.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

   Under the rules of the Securities and Exchange Commission (the "SEC"), a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered to be a beneficial owner of the security. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered to be beneficially owned under these rules.

   The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of March 30, 2002 by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) known by the Company to be the beneficial owner of more than 5% of the Company's outstanding common stock (assuming conversion of all outstanding exercisable options, warrants and convertible debt held by that person), (ii) each current Director and nominee for election as Director, (iii) all current executive officers of the Company and (iv) all current Directors and executive officers of the Company as a group. Except as otherwise provided in the footnotes to this table, the Company believes that the persons named in this table have voting and investment power with respect to all the shares of common stock indicated.

                                                             Amount and Nature of   Percent of
Name and Address of Beneficial Owner                        Beneficial Ownership(1)  Class(1)
------------------------------------                        ----------------------- ----------
Peter M. Nomikos...........................................        6,457,342(2)        49.7%
Dr. Leonard Laster.........................................            7,000(3)           *
Roger D. Wellington........................................           27,500(4)           *
Thomas J. Miller...........................................            7,250(5)           *
Euan S. Thomson............................................          106,100(6)         1.1%
Timothy W. Baker...........................................           27,450(7)           *
Charles Vecoli.............................................           18,950(8)           *
Thermo Electron Corporation................................          833,861            8.4%
 81 Wyman Street
 Waltham, MA 02254
PYC Corporation............................................        5,634,478(9)        44.5%
 c/o Aegeus Shipping Co., Ltd.
 TANPY Building
 17-19 Akti Miaouli
 Piraeus 185 35 Greece
Johnson & Johnson Development Corporation..................          904,762            9.1%
 One Johnson & Johnson Plaza
 New Brunswick, NJ 08933
All directors and executive officers as a group (7 persons)        6,651,592(10)       50.5%

--------
*  Less than 1%.
(1) Includes the number of shares and percentage ownership represented by such shares determined to be beneficially owned by a person in accordance with the rules of the SEC. The number of shares beneficially owned by a person includes shares of common stock subject to options, convertible debt or warrants held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days. Such shares are deemed outstanding for the purpose of computing the percentage of outstanding shares owned by that person. Such shares are not deemed outstanding, however, for the purpose of computing the percentage ownership of each other person. Shares subject to exercisable options and shares issuable upon conversion of convertible debt or exercise of outstanding warrants are shown in the footnotes to this table, if applicable. The persons named in this table have voting and investment power with respect to all shares of common stock shown as owned by them, subject to community property laws where applicable and except as otherwise indicated in the other footnotes to this table.

(2) Includes 106,000 shares subject to options exercisable within 60 days of March 30, 2002 and 235,304 shares issuable upon conversion of convertible debentures. Includes the following owned by PYC Corporation, of which Mr. Nomikos is an advisor: 2,952,735 shares, 425,000 shares issuable upon exercise of outstanding warrants, and 2,256,743 shares issuable upon conversion of convertible debentures. Mr. Nomikos has been granted investment power and the authority to vote such shares by PYC Corporation. Includes 300 shares owned by Petronome Corporation. Mr. Nomikos has been granted investment power and the authority to vote such shares by Petronome Corporation.
(3) Includes 7,000 shares subject to options exercisable within 60 days of March 30, 2002.
(4) Includes 12,500 shares subject to options exercisable within 60 days of March 30, 2002.
(5) Includes 7,250 shares subject to options exercisable within 60 days of March 30, 2002.
(6) Includes 106,100 shares subject to options exercisable within 60 days of March 30, 2002.
(7) Includes 27,450 shares subject to options exercisable within 60 days of March 30, 2002.
(8) Includes 18,950 shares subject to options exercisable within 60 days of March 30, 2002.
(9) Includes 425,000 shares issuable upon exercise of outstanding warrants and 2,256,743 shares issuable upon conversion of convertible debentures.
(10) Includes a total of 3,202,297 shares which may be acquired within 60 days of March 30, 2002 pursuant to options, warrants, and convertible debentures beneficially owned by all directors and officers as a group.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's Directors and executive officers and holders of more than 10% of the Company's common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and holders of more than 10% of the Company's common stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of copies of reports furnished to the Company or written representations that no other reports were required, the Company believes that during the fiscal year ended December 29, 2001, its Directors, executive officers and holders of more than 10% of the Company's common stock complied with all applicable Section 16(a) reporting requirements, except that Forms 5 for the 2001 fiscal year for Peter
M. Nomikos, Roger D. Wellington, Leonard Laster and Thomas J. Miller were filed late.

                            EXECUTIVE COMPENSATION

   The following table sets forth the aggregate compensation earned by the Chief Executive Officer and each of the other executive officers of the Company for services rendered in all capacities to the Company during fiscal 2001, 2000 and 1999:

                          SUMMARY COMPENSATION TABLE

                                          Annual Compensation       Long-Term Compensation
                                         ---------------------- -------------------------------
                                                                        Awards          Payouts
                                                                --------------------    -------
                                                         Other                                    All
                                                        Annual  Restricted  Securities           Other
                                                        Compen-   Stock     Underlying   LTIP   Compen-
       Name and Principal                Salary  Bonus  sation   Award(s)  Options/SARs Payouts sation
            Position                Year  ($)     ($)     ($)      ($)         (#)        ($)     ($)
              (a)                   (b)   (c)     (d)     (e)      (f)         (g)        (h)     (i)
       ------------------           ---- ------- ------ ------- ---------- ------------ ------- -------
Euan S. Thomson, Ph.D.(1).......... 2001 200,000 10,000   --        --        25,000(5)   --     6,018(4)
 Former President and               2000 167,462 40,000   --        --       125,000      --     1,483(4)
 Chief Executive Officer            1999 154,181     --   --        --        75,000      --    43,536(2)
Timothy W. Baker(3)................ 2001 175,000  8,750   --        --        15,000(5)   --     6,018(4)
  Executive Vice President, Chief   2000  60,000 20,000   --        --        56,000      --     1,211(4)
  Financial Officer, Chief
  Operating Officer and Treasurer
Charles A. Vecoli.................. 2001 124,200  3,726   --        --         5,000(5)   --     4,477(4)
 Vice President--Sales              2000 111,752  9,600   --        --        10,000      --     1,080(4)
 and Marketing                      1999  42,192     --   --        --        25,000      --       288(4)

--------
(1) Dr. Thomson resigned as President and Chief Executive Officer in February 2002.
(2) Includes $41,288 paid by the Company to Dr. Thomson for his relocation expenses and tax reimbursement, $1,600 for preparation of his 1999 tax return and $648 for premiums on group term life insurance.
(3) Mr. Baker was appointed Chief Financial Officer and Treasurer of the Company in July 2000, Executive Vice President of the Company in June 2001, and Chief Operating Officer in February 2002.
(4) Represents the Company's matching contribution to the Company's 401(k) saving plan and payments made by the Company on group term life insurance.
(5) These options were granted on March 14, 2001 as partial compensation for fiscal year 2000.

                              OPTIONS/SAR GRANTS

   The following table sets forth certain information regarding stock appreciation rights and individual grants of stock options made during the last fiscal year to the named executive officers:

                                       Individual Grants
                       -------------------------------------------------
                                                                              Potential
                                                                           Realizable Value
                         Number      Percent of                           at Assumed Annual
                           of          Total                             Rates of Stock Price Alternative to (f)
                       Securities     Options/                             Appreciation for     and (g): Grant
                       Underlying       SARs                                 Option Term          Date Value
                        Options/      Granted     Exercise of            -------------------- ------------------
                          SARs'     to Employees  Base Price  Expiration                          Grant Date
         Name          Granted (#) in Fiscal Year   ($/Sh)       Date      5% ($)    10% ($)  Present Value ($)
         (a)               (b)          (c)           (d)        (e)        (f)        (g)           (h)
         ----          ----------- -------------- ----------- ----------  -------   -------   ------------------
Euan S. Thomson, Ph.D.   25,000(1)       26%         $3.50     12/29/05  111,674    140,920           --
Timothy W. Baker......   15,000(1)       16%         $3.50     12/29/05   67,005     84,552           --
Charles A. Vecoli.....    5,000(1)        5%         $3.50     12/29/05   22,335     28,184           --

--------
(1) These options were granted on March 14, 2001 as partial compensation for fiscal year 2000. Options for approximately one-third of the shares for each individual vest on each of December 29, 2001, 2002 and 2003.

                      AGGREGATED OPTION/SAR EXERCISES AND
                       FISCAL YEAR END OPTION/SAR VALUES

   The following table sets forth certain information regarding stock option exercises during the fiscal year ended December 29, 2001 and stock options held at such year end by the named executive officers:

                                            Number of Securities      Value of Unexercised
                        Shares             Underlying Unexercised    In-the-Money Options at
                       Acquired          Options at Fiscal Year End    Fiscal Year End(1)
                          on     Value   -------------------------- -------------------------
         Name          Exercise Received Exercisable  Unexercisable Exercisable Unexercisable
         ----          -------- -------- -----------  ------------- ----------- -------------
Euan S. Thomson, Ph.D.    --       --      106,100       120,900      $29,418      $8,995
Timothy W. Baker......    --       --       27,450        43,550      $ 4,575          --
Charles A. Vecoli.....    --       --       18,950        21,050      $10,418      $9,257

--------
(1) Based on the fiscal year ended closing price of the common stock of $3.45 per share, less the option exercise price.

                              EXECUTIVE OFFICERS

   The executive officers of the Company are Peter M. Nomikos, Timothy W. Baker and Charles A. Vecoli. For a description of the background of Mr. Nomikos, see "BACKGROUND OF NOMINEES FOR ELECTION AS DIRECTORS."

   Mr. Baker, age 41, has served as the Chief Financial Officer and Treasurer of the Company since July 2000, has served as Executive Vice President since June 2001, and has served as Chief Operating Officer since February 2002. Mr. Baker was previously Chief Financial Officer and Vice President of Radionics, Inc. (Burlington, MA), a manufacturer of medical equipment including radiation therapy technology, from 1996-2000. Prior to this, Mr. Baker held senior management positions at a number of manufacturing companies, focusing on business development and strategic growth. Mr. Baker holds an MBA in Operations Management and is a Certified Public Accountant.

   Mr. Vecoli, age 43, has served as Vice President of Sales and Marketing for the Company since January 2002. Mr. Vecoli served as Vice President of Operations for the Company from December 1999 until January 2002. Mr. Vecoli initially joined the Company as Product Manager in August 1999. Prior to joining the Company, Mr. Vecoli held the position of Product Manager of Radiation Therapy Products at Radionics, Inc. From 1989 to 1998, Mr. Vecoli held various positions with the Scanalytics Division of CSP, Inc., developers of biological imaging and analysis software, where his last role was General Manager.

                                                    [GRAPH]
COMPARE CUMULATIVE TOTAL RETURN
AMONG PHOTOELECTRON CORPORATION,
NASDAQ MARKET INDEX AND NASDAQ HEALTH INDEX

               PHOTOELECTRON           NASDAQ HEALTH           NASDAQ MARKET
                CORPORATION               INDEX                    INDEX
D 1/29/97         100.00                  100.00                  100.00
O 12/31/97        116.67                  102.21                  114.34
L 12/31/98         53.03                   86.64                  161.27
L 12/31/99         30.30                   69.72                  284.43
A 12/31/00         42.42                   95.58                  178.78
R 12/31/01         41.82                  108.51                  152.97
S

ASSUMES $100 INVESTED ON JAN. 29, 1997
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2001



--------
* The performance graph above compares the percentage change in the Company's total shareholder return on its common stock from January 29, 1997, the effective date of the Company's initial public offering, with the cumulative total return of the Nasdaq Stock Market-US Index and the Nasdaq Health Services Index from January 29, 1997 through December 31, 2001, based upon an assumed $100 investment in the Company's common stock and in the stocks comprising each such index as of January 29, 1997 and reinvestment of all dividends. The stock prices on the performance graph above are not necessarily indicative of future stock price performance.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The entire Board of Directors was responsible for determining the compensation of executive officers during fiscal 2001.

                         BOARD OF DIRECTORS REPORT ON
                            EXECUTIVE COMPENSATION

   Decisions regarding cash compensation paid and stock options granted to the Company's executive officers were made by the full Board of Directors.

Executive Compensation Policy

   The Company's compensation program is designed to attract, motivate, reward and retain executive personnel capable of making significant contributions to the long-term success of the Company. During fiscal year 2001, the Company's compensation program consisted of base salary and incentive bonuses. Base salary provides the foundation for the Company's executive pay; its purpose is to compensate the executive for performing his or her basic duties.

   Base Salary. Base salaries for the Company's executive officers are set annually. During fiscal 2001, the Company did not employ a formula approach that links cash compensation to corporate performance nor did it utilize any formal survey or other compilation of empirical data on executive compensation paid by other companies. Instead, executive compensation was determined based on a number of subjective factors, including individual responsibilities, performance, contribution and experience, the Company's financial performance as compared with the prior year, and general economic factors.

   Cash Bonus. The Company's compensation program also includes a cash bonus program, which is intended to provide cash incentives for efforts to increase long-term shareholder value.

   Stock Options. The Company's compensation program also utilizes stock option awards, which are intended to provide additional incentive to increase shareholder value.

  Compensation of the Chief Executive Officer

   Dr. Thomson, the Company's Chief Executive Officer in 2001, participated in the same compensation program as the other executives of the Company. His 2001 compensation was set by the Board of Directors, applying the principles outlined above in the same manner as they were applied to other executives of the Company.

   Dr. Thomson's annual salary reflected the level of responsibilities he held as President and Chief Executive Officer, and was intended to be on par with the salaries of chief executive officers at peer group companies. Dr. Thomson's annual bonus was subjectively determined by the Board of Directors based upon his overall performance for fiscal year 2001.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The Company utilizes certain administrative resources of Thermo Electron on an as-needed basis without a formal contract and is charged at actual cost for such services. These resources include tax advice and preparation. The Company paid $6,388 in 2001 for these services.

   In November 1999, the Company entered into a loan agreement with PYC Corporation. Under the agreement, PYC Corporation established a $2.25 million line of credit to be used by the Company for working capital purposes. Any amounts drawn under the line of credit accrued interest at a rate equal to 8% per year. In addition, the Company agreed to issue to PYC Corporation warrants to purchase one share of the Company's common stock for each $5.00 drawn by the Company under the line of credit. As of April 16, 2002, the Company had issued to PYC Corporation warrants for the purchase of 450,000 shares of the Company's common stock. The warrants were issued to PYC Corporation in eleven installments with an average exercise price of approximately $3.29.

   In June 2000, the Company raised $10,458,909 in a private placement of 10% senior convertible debentures. As part of the $10,458,909 raised in the offering, the Company issued to PYC Corporation a 10% senior convertible debenture with a face amount of $2,312,755.56 in exchange for the total amount due under the November 1999 $2.25 million line of credit bridge financing between the Company and PYC Corporation. In addition, the Company issued to Peter M. Nomikos a 10% senior convertible debenture with a face amount of $786,153.34, the total amount due to Mr. Nomikos under the Amended and Restated 8% Subordinated Convertible Note Due on Demand as of August 1, 1996.

   The holders of the 10% senior convertible debentures are entitled to receive interest payments at the rate of 10% per annum on the outstanding principal amount of the debentures. At the option of the Company, interest may be paid when due by adding the amount payable to the outstanding principal of the debentures. The principal amount of the debentures, together with all accrued and unpaid interest, is due and payable on May 1, 2005. The holders of the debentures have the option, at any time prior to May 1, 2005, to convert the debentures, in whole or in part, into shares of the Company's common stock at a price of $4.00 per share.

   In February 2001, the Company signed an agreement with Cordis Corporation, a Johnson & Johnson Company, to co-develop and co-manufacture a disposable miniature x-ray source, based on the Company's X-SEED(TM) and associated technology, for the delivery of intravascular radiation therapy to prevent restenosis (re-narrowing) of coronary arteries following angioplasty and stent procedures. Co-incident with the agreement, Johnson & Johnson Development Corporation purchased 904,762 shares of the Company's common stock for an aggregate purchase price of $3.8 million. The proceeds from the equity investment assist in the funding of additional development required for the commercialization of X-SEED.

   In December 2001, the Company raised $5,000,000 in a private placement of a 6% senior convertible debenture (the "6% Debenture") to PYC Corporation, whose advisor, Peter M. Nomikos, is the Company's Chairman of the Board of Directors, President and Chief Executive Officer. The Company is using the net proceeds of the private placement for general and administrative expenses and for general corporate purposes, including, without limitation, to fund intra-operative radiation therapy for breast cancer clinical trials, for the sales and marketing of PRS400(TM) system cancer treatment products, for the development of the X-SEED intravascular radiation therapy device, for brachytherapy product development, for the general support of clinical trials, and for further development of industrial applications and distribution alliances.

   PYC Corporation is entitled to receive interest payments at the rate of 6% per annum on the outstanding principal amount of the 6% Debenture. At the option of the Company, interest may be paid when due by adding the amount payable to the outstanding principal amount of the 6% Debenture. The principal amount of the 6% Debenture, together with all accrued but unpaid interest, is due and payable on May 1, 2005. The holder of the 6% Debenture has the option, at any time prior to May 1, 2005, to convert the 6% Debenture, in whole or in part, into shares of the Company's common stock at a price of $3.25 per share. If any shares of common stock or securities convertible into shares of common stock are issued at an effective price lower than $3.25 per share (as adjusted and subject to certain exclusions), then the conversion price of the 6% Debenture will be automatically adjusted to that lower price.

   The Company may redeem any portion of the 6% Debenture at any time, provided that the average closing bid price per share of the Company's common stock as reported on the American Stock Exchange for the twenty

(20) consecutive trading days prior to the date of the redemption notice is at least 175% of the conversion price. The redemption price will be 105% of the outstanding principal amount of the 6% Debenture being redeemed, along with accrued but unpaid interest. In addition, so long as 50% of the outstanding principal amount of the 6% Debenture originally issued is outstanding and subject to certain exceptions, the Company may not incur more than $10,000,000 in indebtedness after December 17, 2001.

   Prior to entering into the transaction with PYC Corporation, the Company attempted over a period of several months to raise funds from other sources. After considering other financing alternatives, including a proposal from another stockholder of the Company, the Board of Directors determined that the terms and conditions of the financing proposal from PYC Corporation were more favorable to the Company than the terms and conditions available from the other stockholder or from non-related parties.

   The securities sold in the offering have not been registered under the Securities Act of 1933 or the securities laws of any state. The offering was made in reliance upon the exemptions from the registration provisions afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder. The Company has agreed to use its best efforts to file with the Securities and Exchange Commission, no later than May 16, 2002, a registration statement on Form S-3 with respect to the resale of shares of the Company's common stock issuable upon conversion of the 6% Debenture.

Proposal II.  Amendment of Equity Incentive Plan

   The Board of Directors has adopted an amendment to the Company's 1996 Equity Incentive Plan (the "Equity Incentive Plan"), subject to approval by the stockholders, to increase the number of shares of common stock covered by the Equity Incentive Plan to an aggregate of 1,341,775 shares. The Amended Equity Incentive Plan is attached hereto as Appendix B, pursuant to Rule 14a-101 under the Exchange Act. The following is a summary of the material provisions of the Equity Incentive Plan.

   On July 17, 1996, the Board of Directors of the Company adopted the Equity Incentive Plan to attract and retain key personnel and to strengthen the identity of such personnel's interest with those of the Company's stockholders, and recommended approval of the plan by the stockholders. The Equity Incentive Plan provides for grants of incentive stock options to employees (including officers) of the Company, and for grants of non-qualified stock options to such employees as well as to Directors and consultants of the Company and its subsidiaries. In addition, persons eligible to receive non-qualified stock options can be awarded shares of common stock and given the opportunity to purchase shares of common stock. On May 27, 1998, the stockholders of the Company approved an amendment to the Equity Incentive Plan whereby the number of shares of common stock covered by the plan was increased from 266,775 to 541,775. On May 17, 2000, the stockholders of the Company approved an amendment to the Equity Incentive Plan whereby the number of shares of common stock covered by the plan was increased from 541,775 to 1,041,775.

   The Equity Incentive Plan is administered by the Board of Directors of the Company, which may delegate any or all of its responsibilities to a committee of two or more Board members who must qualify as non-employee directors within the meaning of Rule 16b-3 adopted pursuant to the Exchange Act. The plan administrator determines the recipients and terms of all stock rights granted under the plan, including in the case of all options, the option price. Except in the case of some incentive stock options, as described below, the term of all options granted under the plan may not exceed ten years.

   The Company has only granted non-qualified stock options under the Equity Incentive Plan to date, and has not granted any incentive stock options under the Equity Incentive Plan. If the holder of an incentive stock option exercises the option and holds the shares of common stock he or she receives for the holding periods required by the Internal Revenue Code of 1986, the exercise of the incentive stock option does not cause taxable income to be recognized by the holder (although it may result in liability for payment of alternative minimum tax). The Company is therefore not entitled to a corresponding tax deduction. By contrast, if the holder of a non-qualified stock option exercises the option, the holder will be required to recognize taxable income on the date of exercise equal to the difference between the fair market value of the shares acquired by exercising the option and the exercise price of the option. The Company is then entitled to a corresponding tax deduction.

   Special rules apply to incentive stock options. The exercise price of all incentive stock options granted under the Equity Incentive Plan must be at least equal to the fair market value of the common stock of the Company on the date of grant. If an incentive stock option is granted to an optionee who owns stock representing more than 10% of the voting power of the Company's outstanding capital stock, the exercise price of the option must equal at least 110% of the fair market value of the common stock on the date of grant and the maximum term of the option cannot exceed five years. No incentive stock option may be transferred by the optionee other than by will or the laws of descent and distribution, and should the holder of an incentive stock option cease to be employed by the Company and any of its subsidiaries, he or she (or his or her estate, personal representative or beneficiary in the event of death) will no longer be able to exercise the option to the extent of the shares not exercisable upon termination of employment, and generally must exercise vested options within the earlier of three months after termination or the expiration of the term of the option. The Equity Incentive Plan provides that incentive stock options must be exercised within one year after termination resulting from disability and within 180 days in the event of death, unless the option expires earlier by its terms.

   At the request of an optionee, the plan administrator can take whatever action is necessary to convert such optionee's incentive stock options into non-qualified options. Also, an optionee's rights with respect to options and other rights granted under the Equity Incentive Plan are to be appropriately adjusted when certain events occur, such as a stock dividend or split, a recapitalization, or a merger or sale of assets.

   As of March 30, 2002, stock options exercisable for 905,957 shares of common stock were outstanding pursuant to the Equity Incentive Plan and 101,218 shares remained available for future option grant. The weighted average exercise price for these outstanding options is $4.27 per share. In addition, as of March 30, 2002, stock options for 66,250 shares of common stock were outstanding pursuant to the Company's 1989 Stock Option Plan. No further options may be granted under the 1989 Stock Option Plan.

   The Board of Directors of the Company has the authority to amend or terminate the Equity Incentive Plan provided that, in general, no amendment may alter or impair the rights of a grantee under any option previously granted without the grantee's consent and stockholder approval must be obtained within 12 months before or after the Board adopts a resolution authorizing certain actions, including the extension of the expiration date of the Equity Incentive Plan or the increase in the number of shares reserved for issuance under the Equity Incentive Plan. Unless sooner terminated, the Equity Incentive Plan will terminate on July 16, 2006.

   The Company has filed with the Securities and Exchange Commission Registration Statements on Form S-8 covering the shares of common stock underlying options granted under the Equity Incentive Plan and, assuming approval by the Company's stockholders of the proposed increase, intends to file a Registration Statement on Form S-8 to cover the increased amount of shares available under the plan.

   On April 5, 2002, the last reported sales price for our common stock on the American Stock Exchange was $2.20 per share.

   The Board of Directors believes it is in the interest of the Company and its stockholders to adopt the proposed amendment to the Equity Incentive Plan. The increase in shares available for issuance under the Equity Incentive Plan will assist the Company to continue to attract and retain key personnel and to strengthen the identity of such personnel's interest with those of the Company's stockholders. A majority of the votes cast by the stockholders represented at the meeting, in person or by proxy, is required to approve this proposal.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE EQUITY INCENTIVE PLAN.

Proposal III. Amendment to Articles of Organization to Increase the Authorized Common Stock

   The Board of Directors has recommended an amendment to the Company's Articles of Organization to increase the number of authorized shares of common stock from 20,000,000 to 25,000,000. The approval of the holders of a majority of the shares of common stock outstanding is required to approve this proposal.

   The Company is currently exploring alternatives for raising financing to fund the Company's operations, including through the sale of equity securities or debt securities convertible into equity securities. The primary reason for the proposed increase in the number of authorized shares of common stock would be to facilitate any such sale of securities. Unless it is required by the rules and regulations of the American Stock Exchange, the Company will not likely seek stockholder approval prior to the issuance of any such securities.

   As of March 30, 2002, there were 9,980,709 shares of common stock outstanding, stock options exercisable for 905,957 shares of common stock outstanding pursuant to the Equity Incentive Plan, stock options exercisable for 66,250 shares of common stock outstanding pursuant to the Company's 1989 Stock Option Plan, warrants exercisable for 748,000 shares of common stock outstanding and convertible debt convertible into 4,130,306 shares of common stock.

   The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the number of shares of the Company's stock outstanding.

   If the stockholders approve the amendment, it will become effective upon filing of an amendment to the Company's Articles of Organization with the Secretary of State of the Commonwealth of Massachusetts.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE COMPANY'S ARTICLES OF ORGANIZATION TO INCREASE THE AMOUNT OF AUTHORIZED SHARES OF COMMON STOCK.

Proposal IV.  Ratification of Selection of Auditors

   The Board of Directors has selected the firm of Arthur Andersen LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 28, 2002. Arthur Andersen LLP served as the Company's auditors for fiscal year 2001. The Audit Committee will continue to closely monitor the services provided by Arthur Andersen LLP in light of its current financial and legal difficulties. Consistent with its responsibilities under its audit committee charter, the Audit Committee may elect to replace Arthur Andersen LLP as auditor with a comparable "Big 5" firm. A majority of the votes cast by the stockholders represented at the meeting, in person or by proxy, is required to approve this proposal. Representatives of Arthur Andersen LLP will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

Audit Fees

   The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2001 and the review of financial statements included in the Company's Forms 10-Q for such fiscal year were $93,964.

Financial Information Systems Design and Implementation Fees

   Not Applicable

All Other Fees

   There were no other fees during fiscal year 2001.

   The Audit Committee considers the provisions of those services to be compatible with maintaining Arthur Andersen LLP's independence.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS AUDITORS.

                                 OTHER MATTERS

   The Board of Directors of the Company is not aware of any matter, other than those described above, that may come before the Meeting. However, if any matters are properly presented to the Meeting for action, it is intended that the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

   In order for a stockholder proposal to be considered for inclusion in the Company's proxy materials for the 2003 Annual Meeting, it must be received by the Company at 5 Forbes Road, Lexington, Massachusetts 02421, Attention:
Timothy W. Baker, no later than December 27, 2002. Proposals of stockholders intended to be considered at the 2003 Annual Meeting but not included in the Company's proxy materials for that meeting must be received by the Company at the above address no less than 60 days nor more than 90 days prior to that meeting; provided, however, that if the date of the meeting is not publicly announced by mail, press release or otherwise more than 70 days prior to the date of the meeting, the proposal must be delivered not later than the close of business on the tenth day following the day on which the announcement of the date of the meeting was made.

                                 ANNUAL REPORT

   A copy of the Company's 2001 Annual Report to Stockholders is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of such Annual Report may obtain one, without charge, by writing or calling Timothy W. Baker at 5 Forbes Road, Lexington, Massachusetts 02421, telephone (781) 861-2069, or by e-mail at info@photoelectron.com.

                                          By order of the Board of Directors

Lexington, Massachusetts
April 26, 2002

                                                                     APPENDIX A

                        CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                         OF PHOTOELECTRON CORPORATION

   The Audit Committee (the "Committee") shall report to and assist the Board of Directors (the "Board") of Photoelectron Corporation (the "Company") by providing oversight of the financial management, independent auditors and financial reporting procedures of the Company, as well as such matters as directed by the Board or this Charter.

Membership of the Committee

   1. The Committee shall be comprised of not less than three independent members of the Board.

   2. The composition of the Committee shall meet all the requirements of the Audit Committee Policy of the American Stock Exchange, which, among other things, prohibits any officer or employee of the Company from serving the Committee.

   3. Each Committee member shall have no other relationship to the Company that may interfere with the exercise of his or her independence from management and the Company.

   4. Each Committee member shall be financially literate or shall become financially literate within a reasonable period of time after appointment to the Committee.

   5. At least one member of the Committee shall have accounting or related financial management expertise.

Meeting of the Committee

   1. The Committee will meet formally at least two times each fiscal year.

   2. The Committee, in its discretion, will invite to Committee meeting:

    .  The Chief Financial Officer of the Company

    .  The Corporate Controller

    .  The General Counsel

    .  A representative of the independent auditors.

   3. The Committee will hold separate private meetings at least once each fiscal year with the independent auditors and the General Counsel.

Key Responsibilities

   The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditors. The financial management and the independent auditors of the Company have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

   In carrying out its oversight responsibilities, the Committee shall perform the following functions:

  Oversight of Internal Audit function.

   The Committee shall review and discuss with management and the independent auditors:

      1. The quality and adequacy of the Company's internal accounting controls.

      2. The organization of an internal audit function relative to the size and complexity of the Company and its financial reporting systems.

      3. The audit risk assessment process and the proposed scope of an internal audit function for the future as the Company grows and the coordination of that scope with independent auditors.

  Oversight of Independent Auditors.

   In the course of its oversight of the independent auditors as provided under this Charter, the Committee will be guided by the premise that the independent auditors are ultimately accountable to the Board and the Committee.

   1. The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

   2. The Committee shall:

      (i) receive from independent auditors annually, a formal written statement delineating the relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1;

      (ii) discuss with the independent auditors the scope of any such disclosed relationships and their impact or potential impact on the independent auditors' independence and objectivity; and

      (iii) recommend that the Board take appropriate action in response to the independent auditors' report to satisfy itself of the auditors' independence.

   3. The Committee shall review the original proposed scope of the annual independent audit of the Company's financial statements and the associated fees, as well as any significant variations in the actual scope of the independent audit and the associated fees.

   4. The Committee shall review the independent auditors' report relating to reportable conditions in the internal control structure and financial reporting practices.

  Oversight of Management's Conduct of the Company's Financial Reporting Process

   1. Audited Financial Statements. The Committee shall discuss with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareowners if distributed prior to the filing of Form 10-K) and review and consider with the independent auditors the matters required to be discussed by the applicable Statement of Auditing Standards ("SAS"). Based on these discussions, the Committee will advise the Board of Directors whether it recommends that the audited financial statements be included in the Annual Report on Form 10-K (or the Annual Report to Shareholders).

   2. Interim Financial Statements. The Committee, through its Chairman or the Committee as a whole, will review with management and the independent auditors, prior to the filing thereof, the Company's interim financial results to be included in the Company's quarterly reports on Form 10-Q and the matters required to be discussed by the applicable SAS.

   3. Financial Reporting Practices.  The Committee shall review:

      (i) Changes in the Company's accounting policies and practices and significant judgments that may affect the financial results.

      (ii) The nature of any unusual or significant commitments contingent liabilities together with the underlying assumptions and estimates of management.

      (iii) The effect of changes on accounting standards that may materially affect the Company's financial reporting practices.

  Assist the Board in Oversight of the Company's Compliance with Policies and Procedures Addressing Legal and Ethical Concerns.

   The Committee shall review and monitor, as appropriate:

      1. Results of compliance programs.

      2. Litigation or other legal matters that could have a significant impact on the Company's financial results.

      3. Significant findings of any examination by regulatory authorities or agencies, in the areas of securities, accounting or tax, such as the Securities and Exchange Commission or the Internal Revenue Service.

      4. The adequacy of this Charter, which shall be reviewed by the Committee on an annual basis. The Committee will recommend to the Board any modifications to this Charter, which the Committee deems appropriate, for approval by the Board.

                                                                     APPENDIX B

                           PHOTOELECTRON CORPORATION
                    1996 EQUITY INCENTIVE PLAN, AS AMENDED

   1. Purpose. This 1996 Equity Incentive Plan (the "Plan") is intended to provide incentives:

        (a) to the officers and other employees of Photoelectron Corporation, a Massachusetts corporation (the "Company"), and any present or future subsidiaries of the Company (collectively, "Related Corporations"), by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422(b) of the Internal Revenue Code of 1986 (the "Code") ("ISO" or "ISOs");

        (b) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options");

        (c) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with awards of stock in the Company ("Awards"); and

        (d) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of stock in the Company ("Purchases").

Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options". Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights". As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation", respectively, as those terms are defined in Section 424 of the Code.

   2.  Administration of the Plan.

   A. Board or Committee Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may delegate any or all of its responsibilities under the Plan to a Committee of two (2) or more of its members who, if the Company is then a Public Company (as defined below), qualify as "Non-Employee Directors" within the meaning of Rule 16b-3 adopted pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), to administer the Plan; provided such Committee is delegated such powers in accordance with state law, and provided further that grants of Stock Rights to Board members shall be made by the Board in accordance with state law. (All references in this Plan to the "Committee" shall mean the Board (i) if no Committee has been so appointed, or (ii) even if a Committee has been appointed, with respect to Stock Rights granted to Board members). The Company shall be a "Public Company" at such time as it registers any class of any equity security pursuant to Section 12 of the Exchange Act.

   B. Authority of Committee. Subject to the terms of the Plan, the Committee shall have the authority to:

        (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 3 to receive
     ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) to whom Non-Qualified Options, Awards and authorizations to make Purchases may be granted;

        (ii) determine the time or times at which Options and Awards may be granted and Purchases made;

        (iii) determine the option price of shares subject to each Option, which price in the case of an ISO shall not be less than the minimum price specified in paragraph 6, and the purchase price of shares subject to each Purchase;

        (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option;

        (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period;

        (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any;

        (vii) pre-establish objective performance goals with respect to Stock Rights (other than ISOs and Non-Qualified Options with an exercise price not less than the fair market value per share of Common Stock on the date of grant) to be provided to "covered employees" within the meaning of
     Section 162(m) of the Code but only if necessary to preclude the applicability of said Section 162(m);

        (viii) impose such other terms and conditions with respect to Stock Rights not inconsistent with the terms of this Plan as it deems necessary or desirable; and

        (ix) interpret the Plan and prescribe and rescind rules and regulations relating to it.

   If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO.

   The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

   C. Committee Actions. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

   3. Eligible Employees and Others. ISOs may be granted to any employee of the Company or any Related Corporation. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, or officer or director (whether or not also an employee), or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant a Stock Right. Granting a Stock Right to any individual or entity shall neither entitle that individual or entity to participate in, nor disqualify that individual or entity from participation in, any other grant of Stock Rights.

   4. Stock. The stock subject to Options and which may be issued as Awards and to persons making Purchases shall be authorized but unissued shares of common stock of the Company, $.01 par value (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is one million three hundred forty-one thousand seven hundred seventy-five (1,341,775), subject to adjustment as provided in paragraph 10. Any such shares may be issued upon the exercise of ISOs or Non-Qualified Options, or as Awards or Purchases, so long as the aggregate number of shares so issued does not exceed such maximum number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such Options and any unvested shares reacquired by the Company shall again be available for grants of Stock Rights under the Plan.

   5. Granting of Stock Rights. Stock Rights may be granted under the Plan at any time after August 15, 1996 and prior to July 17, 2006. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 14.

   Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

   6. Terms and Conditions of Stock Rights. Stock Rights shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments may be in the form of agreements to be executed by both the Company and the individual or entity receiving the Stock Right, or certificates, letters or similar instruments that need not be executed by such individual or entity but acceptance of which will evidence agreement to the terms thereof. Such instruments shall conform to the terms and conditions set forth in the Plan and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan. Without limiting the foregoing, such provisions may include such rights of refusal and repurchase with respect to, and such other restrictions applicable to, shares of Common Stock issuable upon exercise of Options, Awards and Purchases as the Committee may deem appropriate. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such termination, cancellation or other provisions as the Committee may determine.

   The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

   7. Option Duration. Subject to earlier termination as provided in paragraph 8, each Option shall expire on the date specified by the Committee and set forth in the original instrument granting such Option, but not more than ten (10) years from the date of grant. Notwithstanding the foregoing, in the case of an ISO granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, such ISO shall expire not more than five
(5) years from the date of grant. A Non-Qualified Option shall expire on the date specified in the original instrument granting such Non-Qualified Option, subject to extension as determined by the Committee. ISOs, or any part thereof, that have been converted into Non-Qualified Options may be extended as provided in paragraph 14.

   8.  Special Rules for ISO.

   A. Price for ISOs. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant.

   B. $100,000 Annual Limitation on ISOs. Each eligible employee may be granted ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. Any options granted to an employee in excess of such amount will be granted as Non-Qualified Options.

   C. Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date on which such Option is granted or, if prices or quotes discussed in this sentence are not available for that date, as of the last business day for which such prices or quotes are available immediately prior to the date such Option is granted, and shall mean:

        (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or

        (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or

        (iii) the closing bid price (or average of bid prices) of the Common Stock last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange or reported on the NASDAQ National Market List.

However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors in good faith it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

   D. Assignability. No ISO shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee each Option shall be exercisable only by him. No ISO, nor the right to exercise any portion thereof, shall be subject to execution, attachment, or similar process, assignment, or any other alienation or hypothecation. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of any ISO, or of any right or privilege conferred thereby, contrary to the provisions thereof or hereof or upon the levy of any attachment or similar process upon any ISO, or any right or privilege conferred thereby, such Option and such rights and privileges shall immediately become null and void.

   E.   Death.   If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his death, or if the Employee dies within the thirty (30) day period after the Employee ceases to be employed by the Company and all Related Corporations, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO or one hundred and eighty (180) days from the date of the optionee's death.

   F. Disability. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the ISO or one (1) year from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute.

   G. Other Termination of Employment. If an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 8(F), no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of three (3) months from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 14.

   9. Exercise of Option. Subject to the provisions of paragraphs 6 and 8, each Option granted under the Plan shall be exercisable as follows:

   A. Vesting. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify. The Committee may also specify such other conditions precedent as it deems appropriate to the exercise of an Option.

   B. Full Vesting of Installments. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

   C. Partial Exercise. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable, provided that the Committee may specify a certain minimum number or percentage of the shares issuable upon exercise of any Option that must be purchased upon any exercise.

   D. Acceleration of Vesting. The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 14) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 8(B).

   10. Adjustments. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

   A. Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

   B. Consolidations, Mergers or Sales of Assets or Stock. If the Company is to be consolidated with or acquired by another person or entity in a merger, sale of all or substantially all of the Company's assets or stock, or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, with respect to outstanding Options, shares acquired upon exercise of any Option, Awards granted and Purchases made, take one or more of the following actions:

        (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition;

        (ii) accelerate the date of exercise of such Options or of any installment of any such Options;

        (iii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate;

        (iv) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof; or

        (v) in the event of a stock sale, require that the holder sell to the purchaser to whom such stock sale is to be made, all shares previously issued to the holder upon the exercise of any Option, all Awards granted and all Purchases made, at a price equal to the portion of the net consideration from such sale which is attributable to such shares.

   C.  Recapitalization or Reorganization.   In the event of a recapitalization
or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization and had been the owner of the Common Stock receivable upon such exercise at such time.

   D. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to the foregoing subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code or any successor thereto) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause any adverse tax consequences for the holders of such ISOs, it may refrain from making such adjustments.

   E. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

   F. Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company (and, in the case of securities of the Company, such adjustments shall be made pursuant to the foregoing subparagraph A).

   G. Fractional Shares. No fractional shares shall be issued under the Plan and an optionee shall receive from the Company cash in lieu of such fractional shares.

   H. Adjustments. Upon the happening of any of the foregoing events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 10 and its determination shall be conclusive.

   If any person or entity owning Common Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs A, B or C above as a result of owning such Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee.

   11.  Means of Exercising Options.   A Stock Right (or any part or
installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the purchase price (if any) therefor either

   (a) in United States dollars in cash or by check, or

   (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right, or

   (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than one hundred percent (100%) of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or

   (d) at the discretion of the Committee, by any combination of (a), (b) and
       (c) above.

   If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), or (d) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question.

   The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 10 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

   12. Conditions on Delivery of Common Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove any restriction from shares previously delivered under the Plan

   (a) until all conditions on the grant of a Stock Right have been satisfied or removed,

   (b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with,

   (c) if the outstanding Common Stock is at the time listed on any stock exchange, until the shares have been listed or authorized to be listed on any such exchange upon official notice of issuance, and

   (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel.

   If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of a Stock Right, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Common Stock bear an appropriate legend restricting transfer.

   13. Term and Amendment of Plan. This Plan was adopted by the Board on July 17, 1996 and was approved by the stockholders of the Company on December 3, 1996. The Plan shall expire on July 16, 2006 (except that Stock Rights granted prior to July 17, 2006 shall continue in force beyond such expiration date in accordance with their terms). Subject to the provisions of paragraph 5 above, Stock Rights may be granted under the Plan prior to the date of stockholder approval of the Plan.

   The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within twelve (12) months before or after the Board adopts a resolution authorizing any of the following actions:

   (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 10);

   (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified;

   (c) the provisions of paragraph 8(A) regarding the exercise price at which shares may be offered pursuant ISOs may not be modified (except by adjustment pursuant to paragraph 10); and

   (d) the expiration date of the Plan may not be extended.

   Except as otherwise provided in this paragraph 13, in no event may action of the Board, the Committee or stockholders alter or impair the rights of a grantee under any Option previously granted to him, without his consent.

   14.  Conversion of ISOs into Non-Qualified Options; Termination of
ISOs. The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

   15. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

   16. Governmental Regulation. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

   17. Withholding of Income Taxes. Upon the exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 18) or the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder, the Company may require the optionee, Award recipient, purchaser or shareholder to pay (through the withholding of a sufficient number of shares of Common Stock, or otherwise) any federal, state, local and foreign withholding taxes in respect of the amount that is considered compensation includible in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, and (iv) the vesting of restricted Common Stock acquired by exercising a Stock Right, on such person's payment of such withholding taxes.

   18. Notice to Company of Disqualifying Disposition. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of

   (a) two (2) years after the date the employee was granted the ISO, or

   (b) one (1) year after the date the employee acquired Common Stock by exercising the ISO.

   If the employee dies before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

   19. Governing Law; Construction. The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the jurisdiction in which the Company or its successors in interest is organized. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

                            PHOTOELECTRON CORPORATION
                  5 Forbes Road, Lexington, Massachusetts 02421
           Proxy for the Special Meeting in lieu of Annual Meeting of
                          Stockholders - June 14, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The person or entity signed on the reverse side of this proxy card hereby appoints Peter M. Nomikos and Timothy W. Baker and each of them, as proxy or proxies for such person or entity, with full power of substitution, who may act by unanimous vote of said proxies or their substitutes as shall be present at the meeting, or, if only one be present, then the one shall have all the powers hereunder, to represent and to vote, as designated on the other side (if no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3 and 4), all of the shares of Common Stock, par value $.01 per share, of Photoelectron Corporation standing in the name of such person or entity on April 16, 2002, at the Special Meeting in lieu of Annual Meeting of Stockholders of Photoelectron Corporation to be held on Friday, June 14, 2002 at 11:00 a.m., and any adjournment thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

(Continued, and to be marked, dated and signed, on the other side)

                         Please date, sign and mail your
                      proxy card back as soon as possible!

            Special Meeting in lieu of Annual Meeting of Stockholders
                            PHOTOELECTRON CORPORATION

                                  June 14, 2002

--------------------------------------------------------------------------------

|X|     Please mark your votes as in this example using dark ink only.

                                   Vote FOR all nominees
                                          at right
                                   (except as withheld in       Vote WITHHELD
                                      the space below)        from all nominees

ITEM 1.    Election                           |_|                    |_|
           of
           Directors

WITHHELD FOR: (Write that nominee's name in the space provided below)

-------------------------------------------------------

NOMINEES:

  Peter M. Nomikos
  Roger D. Wellington
  Dr. Leonard Laster
  Thomas J. Miller

                                                    For       Against   Abstain

ITEM 2.    APPROVAL OF AMENDMENT TO THE        |_|         |_|       |_|
           1996 EQUITY INCENTIVE PLAN.

ITEM 3.    APPROVAL OF AMENDMENT TO THE        |_|         |_|       |_|
           ARTICLES OF ORGANIZATION.

ITEM 4.    APPOINTMENT OF INDEPENDENT PUBLIC   |_|         |_|       |_|
           ACCOUNTANTS.

           THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature(s)                             Date:                            , 2002
            ----------------------------      ----------------------------


---------------------------------------------------------------
(Additional Signature if held jointly)

Note: Please sign as your name(s) is (are) shown on the certificates to which the Proxy applies. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.